                                                                   Exhibit 10.18



                             PERSONAL & CONFIDENTIAL
                                   MEMORANDUM


         TO:
         FROM:     George Manning
         DATE:
         SUBJECT:  1997 Management Incentive Program


         The amount of bonus you may be eligible to earn as part of the 1997 Management Incentive Program will be dependent on the percentage of consolidated net profits achieved by the Corporation as a percentage of consolidated net sales for calendar year 1997. Consolidated net profits means the consolidated net profits of the Corporation and its subsidiaries before payment by the Corporation of bonuses to all employees of the Corporation, contributions by the Corporation to the Retirement Plan on behalf of all employees of the Corporation, in the United States who are eligible to participate in the Retirement Plan, and payment by the Corporation of all income taxes.

         Your target bonus under this Management Incentive Program is 15% of your 1997 base compensation. If in calendar year 1997 the Corporation achieves the same consolidated net profits level it achieved in 1995, you would earn 15% of your base compensation for 1997 (your target bonus). If the consolidated net profits are 8% or less of consolidated net sales, you will earn no bonus. If consolidated net profits are in excess of 8% of net sales, you will earn a percent of your target bonus as shown on the attached table. Your bonus will be calculated as 1.25% of your target bonus for every 1/10% (.001) the consolidated net profits exceeds 8% of net sales. However, in no event can your bonus exceed 30% of your base compensation for 1997.

         In order to participate in this Management Incentive Program, you must be actively employed by MKS Instruments, Inc. as of December 31, 1997.

         THIS INFORMATION IS EXTREMELY CONFIDENTIAL AND SHOULD BE TREATED AS SUCH. YOU SHOULD NOT DIVULGE THIS INFORMATION INSIDE OR OUTSIDE OF MKS INSTRUMENTS, INC.



         Attachment
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                             PERSONAL & CONFIDENTIAL

                        1997 MANAGEMENT INCENTIVE PROGRAM
                CALENDAR YEAR 1997 CONSOLIDATED NET PROFIT TABLE
                         (JANUARY 1 - DECEMBER 31, 1997)

         Your target bonus is 15% of your 1997 base compensation. You will achieve 100% of your target bonus if consolidated net profits reach 16%. Your maximum incentive is capped at 30% of your 1997 base compensation.

         CONSOLIDATED                    % OF TARGET BONUS
         NET PROFIT %*                         EARNED
         (less than or equal to) 8.0%           0%

         8.1% - 8.9%                        1.25 - 11.25%

         9% - 9.9%                          12.5 - 23.75%

         10% - 10.9%                          25 - 36.25%

         11% - 11.9%                        37.5 - 48.75%

         12% - 12.9%                          50 - 61.25%

         13% - 13.9%                        62.5 - 73.75%

         14% - 14.9%                          75 - 86.25%

         15% - 15.9%                        87.5 - 98.75%

         16% - 16.9%                         100 - 111.25%

         17% - 17.9%                       112.5 - 123.75%

         18% - 18.9%                         125 - 136.25%

         19% - 19.9%                       137.5 - 148.75%

         20% - 20.9%                         150 - 161.25%

         21% - 21.9%                       162.5 - 173.75%

         22% - 22.9%                         175 - 186.25%

         23% - 23.9%                       187.5 - 198.75%

         (greater than or equal to) 24%     200% - maximum


         *  Consolidated net profit before bonus, profit sharing, and taxes


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